Exhibit 99.1

S&P Global Announces Approval of Separation of Mobility Global

NEW YORK, May 21, 2026 - S&P Global Inc. (NYSE: SPGI) (“S&P Global’’) today announced that its Board of Directors (the “Board”) has approved the previously announced separation of its Mobility division, and the creation of an independent, public company, Mobility Global Inc. (“Mobility Global”).

The separation will be achieved through a pro rata distribution of 100% of the outstanding shares of Mobility Global common stock to the holders of S&P Global common stock. S&P Global shareholders will receive one share of Mobility Global common stock for every share of S&P Global common stock held at the close of business on the record date of June 15, 2026 (the “record date”). The distribution of Mobility Global shares is expected to be effective at 12:01 a.m. New York City time on July 1, 2026.

The holders of S&P Global common stock entitled to receive the distribution will receive a book-entry account statement or a credit to their brokerage account reflecting their ownership of Mobility Global common stock. No action is required by S&P Global shareholders to receive Mobility Global shares in the distribution.

Fractional shares of Mobility Global common stock will not be distributed. Any fractional share of Mobility Global common stock otherwise issuable to a holder of S&P Global common stock will be sold in the open market on such shareholder’s behalf, and such shareholder will receive a cash payment for the fractional share based on its pro rata portion of the net cash proceeds from all sales of fractional shares.

Prior to the distribution, S&P Global expects to deliver an information statement to all shareholders entitled to receive the distribution. The information statement will describe Mobility Global, including the risks of owning Mobility Global common stock and other details regarding the separation.

The completion of the distribution is subject to a number of customary conditions, including that Mobility Global’s registration statement on Form 10 shall have been declared effective by the Securities and Exchange Commission and that no determination will have been made by the Board that it is inadvisable to proceed with the distribution.

S&P Global expects that a “when-issued” public trading market for Mobility Global common stock will commence on or about June 26, 2026 under the symbol “MBGL WI,” and will continue through June 30, 2026. S&P Global also anticipates that “regular-way” trading of Mobility Global common stock will begin on July 1, 2026.

Beginning on or about June 26, 2026, and through June 30, 2026, it is expected that there will be two ways to trade S&P Global common stock – either with or without the distribution of Mobility Global common stock. S&P Global shareholders who sell their shares of S&P Global common stock in the “regular-way” market (that is, the normal trading market under the symbol “SPGI”) after June 26, 2026 and on or prior to June 30, 2026 will be selling their right to receive shares of Mobility Global common stock in connection with the separation. Alternatively, S&P Global shareholders who sell their shares of S&P Global common stock in the “ex-distribution” market during the same period under the symbol “SPGI WI” will not be selling their right to receive shares of Mobility Global common stock in connection with the separation. Investors are encouraged to consult with their financial advisors regarding the specific implications of buying or selling shares of S&P Global common stock on or before June 30, 2026.

Following the distribution, Mobility Global will be an independent, public company. Mobility Global expects to receive authorization to list its common stock on the New York Stock Exchange under the ticker symbol “MBGL”.

Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC are serving as financial advisors and Davis Polk & Wardwell LLP is serving as legal counsel to S&P Global.

About S&P Global

S&P Global (NYSE: SPGI) enables businesses, governments, and individuals with trusted data, expertise and technology to make decisions with conviction. We are Advancing Essential Intelligence through world-leading benchmarks, data, and insights that customers need in order to plan confidently, act decisively, and thrive in a rapidly changing global landscape.

From helping our customers assess new investments across the capital and commodities markets to navigating the energy expansion, acceleration of artificial intelligence, and evolution of public and private markets, we enable the world’s leading organizations to unlock opportunities, solve challenges, and plan for tomorrow – today. Learn more at www.spglobal.com.

Investor Relations: https://investor.spglobal.com

About Mobility Global

Mobility Global is the world’s standard for mobility intelligence, providing critical data and analytics across the full vehicle lifecycle. Its portfolio of trusted brands and products includes CARFAX, automotiveMastermind, Polk Automotive Solutions, and Market Scan, supporting the world’s major automakers, suppliers, dealer groups, media, financial institutions, and consumers with data, forecast, insights, technology, and innovation. Additional information about the planned separation is available at https://investor.spglobal.com.

Contacts:

S&P Global Investor Relations:
Mark Grant
Senior Vice President, Investor Relations and Treasurer
Tel: +1 (347) 640-1521
mark.grant@spglobal.com

Media:
Christina Twomey
Chief Communications Officer, S&P Global
Tel: +1 (646) 407-3001
christina.twomey@spglobal.com

Mobility Global Investor Relations:
Tejal Engman
Managing Director, Investor Relations
ir@mobilityglobal.com

Media:
mobilitycomms@spglobal.com

Forward-Looking Statements

This press release contains “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this press release and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would.” For example, management may use forward-looking statements when addressing topics such as: the outcome of contingencies; future actions by regulators; changes in the business strategies and methods of generating revenue of S&P Global Inc. (the “Company”); the development and performance of the Company’s services and products; the expected impact of acquisitions and dispositions; the Company’s effective tax rates; the Company’s cost structure, dividend policy, cash flows or liquidity; and the anticipated separation of S&P Global Mobility (“Mobility”) into a standalone public company.

Forward-looking statements are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include, among other things:

•	worldwide economic, financial, political, and regulatory conditions (including slower GDP growth or recession, restrictions on trade (e.g., tariffs), instability in the banking sector and inflation), and factors that contribute to uncertainty and volatility (e.g., supply chain risk), geopolitical uncertainty (including military conflict), natural and man-made disasters, civil unrest, public health crises (e.g., pandemics), and conditions that result from legislative, regulatory, trade and policy changes, including from the U.S. administration;
•	the volatility and health of debt, equity, commodities, energy and automotive markets, including credit quality and spreads, the composition and mix of credit maturity profiles, the level of liquidity and future debt issuances, equity flows from active to passive, fluctuations in average asset prices in global equities, demand for investment products that track indices and assessments and trading volumes of certain exchange traded derivatives;
•	the demand and market for credit ratings in and across the sectors and geographies where the Company operates;
•	the Company’s ability to maintain adequate physical, technical and administrative safeguards to protect the security of confidential information and data, or protect against a system or network disruption that results in regulatory penalties and remedial costs or improper disclosure of confidential information or data;
•	the outcome of litigation, government and regulatory proceedings, investigations and inquiries;
•	concerns in the marketplace affecting the Company’s credibility or otherwise affecting market perceptions of the integrity or utility of independent credit ratings, benchmarks, indices and other services;
•	the level of merger and acquisition activity in the United States and abroad;
•	the level of the Company’s future cash flows and capital investments;
•	the effect of competitive products (including those incorporating artificial intelligence (“AI”)) and pricing, including the level of success of new product developments and global expansion;
•	the impact of customer cost-cutting pressures;
•	a decline in the demand for our products and services by our customers and other market participants;
•	our ability to develop new products or technologies, to integrate our products with new technologies (e.g., AI), or to compete with new products or technologies offered by new or existing competitors;
•	the introduction of competing products (including those developed by AI) or technologies by other companies;
•	our ability to protect our intellectual property from unauthorized use and infringement, including by others using AI technologies, and to operate our business without violating third-party intellectual property rights, including through our own use of AI in our products and services;
•	our ability to attract, incentivize and retain key employees, especially in a competitive business environment;
•	our ability to successfully navigate key organizational changes;
•	the continuously evolving regulatory environment in Europe, the United States and elsewhere around the globe affecting each of our businesses and the products they offer, and our compliance therewith;
•	the Company’s exposure to potential criminal sanctions or civil penalties for noncompliance with foreign and U.S. laws and regulations that are applicable in the jurisdictions in which it operates, including sanctions laws relating to countries such as Iran, Russia and Venezuela, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010, and local laws prohibiting corrupt payments to government officials, as well as import and export restrictions;

•	the Company’s ability to make acquisitions and dispositions and successfully integrate the businesses we acquire;
•	consolidation of the Company’s customers, suppliers or competitors;
•	the ability of the Company, and its third-party service providers, to maintain adequate physical and technological infrastructure;
•	the Company’s ability to successfully recover from a disaster or other business continuity problem, such as an earthquake, hurricane, flood, civil unrest, protests, military conflict, terrorist attack, outbreak of pandemic or contagious diseases, security breach, cyber attack, data breach, power loss, telecommunications failure or other natural or man-made event;
•	the impact on the Company’s revenue and net income caused by fluctuations in foreign currency exchange rates;
•	the impact of changes in applicable tax or accounting requirements on the Company;
•	the separation of Mobility not being consummated within the anticipated time period or at all;
•	the ability of the separation of Mobility to qualify for tax-free treatment for U.S. federal income tax purposes;
•	any disruption to the Company’s business in connection with the proposed separation of Mobility;
•	any loss of synergies from separating the businesses of Mobility and the Company that adversely impact the results of operations of both businesses, or the companies resulting from the separation of Mobility not realizing all of the expected benefits of the separation; and
•	following the separation of Mobility, the combined value of the common stock of the two publicly-traded companies not being equal to or greater than the value of the Company’s common stock had the separation not occurred.

The factors noted above are not exhaustive. The Company and its subsidiaries operate in a dynamic business environment in which new risks emerge frequently. Accordingly, the Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made, except as required by applicable law. Further information about the Company’s businesses, including information about factors that could materially affect its results of operations and financial condition, is contained in the Company’s filings with the SEC, including Item 1A, Risk Factors in our most recently filed Annual Report on Form 10-K.

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